EXHIBIT 3.2


                            CERTIFICATE OF CORRECTION
                         TO THE CERTIFICATE OF AMENDMENT
                  OF THE RESTATED CERTIFICATE OF INCORPORATION
                                            OF ALLOU HEALTH CARE, INC.

     Allou Health Care, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1. The name of the corporation is Allou Health Care, Inc.

     2. A certificate of amendment to the restated certificate of incorporation of the corporation was filed with the Secretary of State of Delaware on September 12, 2002 (the "Certificate of Amendment"), and said Certificate of Amendment requires correction as permitted by subsection (f) of section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate of Amendment to be corrected is as follows:

          (a) There shall be deleted in the fourth line of Paragraph 2 of the Certificate of Amendment the words "Allou Health Care, Inc.", and there shall be added in lieu of such words the following words: "Allou Healthcare, Inc.".

          (b) Paragraph 2 of the Certificate of Amendment is, as a result of the corrections set forth in section 3(a) above in this certificate of correction, corrected to read in its entirety as follows:

     2. The restated certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is:

                             Allou Healthcare, Inc.

     IN WITNESS WHEREOF, the undersigned president, principal financial officer and principal accounting officer of the corporation has hereunto set his hand this first day of October 2002.


                                   BY:
                                      ------------------------------------------
                                      Name:    David Shamilzadeh
                                      Title:   President, Principal Financial
                                               Officer  and Principal Accounting
                                               Officer